As filed with the Securities and Exchange Commission on April 25, 2014

Registration No. 333-174539

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-1 Registration Statement No. 333-174539

UNDER

THE SECURITIES ACT OF 1933

PERNIX GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1520	36-4025775
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

151 E. 22nd Street Lombard, Illinois 60148 (630) 620-4787	Carol Groeber Controller and Principal Accounting Officer 151 E. 22nd Street Lombard, Illinois 60148 (630) 620-4787
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:

David J. Kaufman, Esq.

Thompson Coburn LLP

55 East Monroe Street

37th Floor

Chicago, IL 60603

(312) 580-2342

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☐		Accelerated filer	☐

Non-Accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-174539), which was declared effective by the Securities and Exchange Commission on May 15, 2012 (the “Registration Statement”), is being filed to deregister all primary and 6,236,185 secondary shares of common stock held by selling stockholders registered under the Registration Statement as of the date hereof, and to terminate the effectiveness of the Registration Statement, because the Registrant intends to re-register the shares in an updated Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the, in the city of Lombard, State of Illinois, on the 25th day of April, 2014.

PERNIX GROUP, INC.

By:	/s/ Nidal Zayed
Nidal Zayed
President and Chief Executive Officer

By:	/s/ Gregg D. Pollack
Gregg D. Pollack
Vice President — Administration and Chief Financial Officer

By:	/s/ Carol J. Groeber
Carol J. Groeber
Corporate Controller and Principal Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Nidal Z. Zayed, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all documents and amendments (including post-effective amendments) to this Registration Statement and/or Amendment, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate applications, statements, consents and other documents as may be necessary or expedient to register securities of the Registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on the 25th day of April, 2014.

/s/ Nidal Z. Zayed		Director, President and Chief Executive Officer
Nidal Z. Zayed

/s/ Max Engler*		Director
Max Engler

/s/ Trudy Clark*		Director
Trudy Clark

/s/ Carl Smith*		Director
Carl Smith

/s/ Ibrahim Ibrahim*		Director
Ibrahim Ibrahim

/s/ Gregg D. Pollack		Vice President — Administration and Chief Financial Officer
Gregg D. Pollack		(Principal Financial Officer)

/s/ Carol J. Groeber		Controller and Principal Accounting Officer
Carol J. Groeber

* By	/s/ Nidal Z. Zayed as attorney-in-fact.